UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2013

HALLIBURTON COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-03492	No. 75-2677995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas		77032
(Address of Principal Executive Offices)		(Zip Code)

(281) 871-2699

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2013, Halliburton Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc. and the several other underwriters named therein relating to the offer and sale of $600,000,000 aggregate principal amount of the Company’s 1.00% Senior Notes due 2016 (the “2016 Notes”), $400,000,000 aggregate principal amount of the Company’s 2.00% Senior Notes due 2018 (the “2018 Notes”), $1,100,000,000 aggregate principal amount of the Company’s 3.50% Senior Notes due 2023 (the “2023 Notes”) and $900,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2043 (together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Notes”). A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Underwriting Agreement is qualified in its entirety by the provisions of the Underwriting Agreement.

The offering of the Notes was made pursuant to a registration statement on Form S-3 (No. 333-177811) of the Company (the “Registration Statement”). The Registration Statement was automatically effective upon acceptance by the Securities and Exchange Commission (the “SEC”) on November 8, 2011. In connection with the offering of the Notes, the Company is filing exhibits as part of this Form 8-K that are to be incorporated by reference in their entirety into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated July 29, 2013, among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc. and the several other underwriters identified therein.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: August 1, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement, dated July 29, 2013, among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc. and the several other underwriters identified therein.

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included as part of Exhibit 5.1).

4